EXHIBIT 4(av)

                                 TRUST AGREEMENT
                                       OF
                               FPL GROUP TRUST II

     This TRUST AGREEMENT, dated as of June 2, 2004, is entered into by and among FPL Group, Inc., a Florida corporation, as depositor (the "Depositor"), The Bank of New York (Delaware), as trustee (the "Delaware Trustee"), The Bank of New York, a New York banking corporation, as trustee (the "Property Trustee"), and Paul I. Cutler, as trustee (the Administrative Trustee, together with any administrative trustees appointed by the Depositor after the date hereof, the "Administrative Trustees" and collectively with the Delaware Trustee and the Property Trustee, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

         1. The trust created hereby (the "Trust") shall be known as "FPL Group Trust II", in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of ten dollars ($10.00). The Trustees hereby acknowledge receipt of such amount from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq. (the "Statutory Trust Act"), anD that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached hereto with such changes therein as the Trustees executing such form may approve, approval of any such changes to be conclusively evidenced by execution of such form.

         3. The Depositor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party (as contemplated by the 1933 Act Registration Statement (as defined below)), to provide for the contemplated operation of the Trust created hereby and the issuance of preferred securities (the "Preferred Trust Securities") and common securities by the Trust as such securities will be described therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as necessary to effect the transactions contemplated herein.

         4. Each of the Administrative Trustees and the Depositor, acting singly or together are hereby authorized and directed (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form S-3 (the "1933 Act Registration Statement") (including any pre-effective or post-effective amendments thereto), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Preferred Trust Securities of



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the Trust and certain other securities and (b) a Registration Statement on Form
8-A or other appropriate form (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Trust Securities of the Trust under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, (ii) to prepare and file with the Commission any preliminary prospectus or prospectus or supplement thereto relating to the Preferred Trust Securities required to be filed under the Securities Act, (iii) to prepare and file with one or more national securities exchanges (each, an "Exchange") or the National Association of Securities Dealers, Inc. ("NASD") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Trust Securities to be listed on any such Exchange or the Nasdaq National Market, (iv) to prepare, file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorneys for service of process, and other papers and documents as shall be necessary or desirable to register the Preferred Trust Securities under the securities or blue sky laws of such jurisdictions as the Depositor or the Administrative Trustee, on behalf of the Trust, may deem necessary or desirable,
(v) negotiate, execute, deliver and perform, on behalf of the Trust, such underwriting agreements with one or more underwriters relating to the offering of the Preferred Trust Securities in such form as the Depositor shall approve,
(vi) to prepare, execute, deliver and perform a depository agreement with the initial clearing agency and (vii) to apply for and obtain a tax identification number for the Trust.

         In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, any Exchange, the NASD or state securities or blue sky laws, to be executed on behalf of the Trust by one or more of the Trustees, each of the Trustees, in its or his/her capacity as Trustee of the Trust, is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Property Trustee and the Delaware Trustee, in their capacities as trustees of the Trust, respectively, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, any Exchange, the NASD, or state securities or blue sky laws.

         In connection with the filings referred to in this Section 4, Dennis P. Coyle, Esq., Thomas R. McGuigan, P.A. and Robert J. Reger, Jr., Esq., and each, of them, are hereby constituted and appointed as the true and lawful attorneys-in-fact and agents for the Depositor and each Administrative Trustee with full power of substitution and resubstitution, for the Depositor or such Trustee, in the Depositor's or such Trustee's name, place and stead, in any and all capacities, to sign any and all filings and amendments (including all pre-effective and post-effective amendments) to any of such filings (including the 1933 Act Registration Statement and the 1934 Act Registration Statement) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, any Exchange or the NASD, and securities or blue sky administrators, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.



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


         5. This Trust Agreement may be executed in one or more counterparts.

         6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided that, to the extent required by the Statutory Trust Act, one Trustee shall be an entity that has its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty days prior written notice to the Depositor.

         7. The Bank of New York (Delaware), in its capacity as trustee, shall not have the powers or the duties of the Trustee set forth herein (except as may be required under the Statutory Trust Act) and shall be a Trustee hereunder for the sole and limited purpose of fulfilling the requirements of ss. 3807(a) of the Statutory Trust Act.

         8. The Trust may be dissolved and terminated before the issuance of the Preferred Trust Securities at the election of the Depositor. Upon dissolution of the Trust pursuant to this Section 8, each of the Administrative Trustees, acting singly, is hereby authorized to prepare, execute and file a Certificate of Cancellation in respect of the Trust with the Secretary of State of the State of Delaware.

         9. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws principles thereof, except to the extent that the laws of any other jurisdiction are mandatorily applicable.

         10. To the fullest extent permitted by applicable law, the Depositor shall indemnify and hold harmless each Trustee, any affiliate of each Trustee, and any officer, director, shareholder, member, partner or employee of each Trustee, and any employee of the Trust (each such person, an "Indemnified Person") from and against any loss, liability, expense, damage or claim incurred by such Indemnified Person without negligence (gross negligence, in the case of any Administrative Trustee or the Delaware Trustee or other person who is an Indemnified Person by virtue of the relationship thereto), bad faith or willful misconduct on the part of the Indemnified Person, or in the case of any such affiliate, officer, director, shareholder, member, partner or employee, on the part of the related Trustee, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement.



                            [SIGNATURE PAGE FOLLOWS]



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         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                               FPL GROUP, INC.,
                                 as Depositor


                               By: /s/ Paul I. Cutler
                                  ----------------------------------------
                                  Name: Paul I. Cutler
                                  Title:   Treasurer


                               THE BANK OF NEW YORK (DELAWARE),
                                 as Delaware Trustee


                               By: /s/ Kristine K. Gullo
                                  ----------------------------------------
                                  Name: Kristine K. Gullo
                                  Title: Assistant Vice President


                               THE BANK OF NEW YORK,
                                 as Property Trustee


                               By: /s/ Craig S. Wenzler
                                  ----------------------------------------
                                  Name: Craig S. Wenzler
                                  Title: Assistant Vice President


                                /s/ Paul I. Cutler
                               -------------------------------------------
                                  Paul I. Cutler,
                                  as Administrative Trustee





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                              CERTIFICATE OF TRUST

                                       OF

                               FPL GROUP TRUST II

         This Certificate of Trust of FPL Group Trust II (the "Trust"), dated June 2, 2004, is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C.ss.3801 et seq.) (the "Act").

         1. Name. The name of the statutory trust being formed hereby is FPL Group Trust II.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

         3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

         4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.

                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                               THE BANK OF NEW YORK
                               (DELAWARE), not in its
                               individual capacity but
                               solely as trustee


                               By: /s/ Kristine K. Gullo
                                  ----------------------------------------
                                  Name: Kristine K. Gullo
                                  Title: Assistant Vice President


                               THE BANK OF NEW YORK, not in its
                               individual capacity but solely as trustee


                               By: /s/ Craig S. Wenzler
                                  ----------------------------------------
                                  Name: Craig S. Wenzler
                                  Title: Assistant Vice President


                                /s/ Paul I. Cutler                 ,
                               ------------------------------------
                               Paul I. Cutler, not in his individual
                               capacity but solely as trustee



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